Exhibit 32.1
CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
In connection with the report on Form 10-Q of Booz Allen Hamilton Holding Corporation (the “Company”) for the fiscal quarter ended June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chairman of the Board and President and Chief Executive Officer of the Company certifies, to the best of his knowledge and belief pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 10, 2011	By:	/s/ Ralph W. Shrader
Ralph W. Shrader
Chairman of the Board President and Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Booz Allen Hamilton Holding Corporation and will be retained by Booz Allen Hamilton Holding Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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